INDEPENDENT AUDITORS' CONSENT

We  consent  to the  use in  this  Post-Effective  Amendment  No.  33 to  Registration  Statement  No.  2-73969  of
Oppenheimer  Panorama  Series  Fund,  Inc. on Form N-1A of our reports  dated  January 23,  2002,  appearing in the
Statement of  Additional  Information,  which is part of such  Registration  Statement,  and to the reference to us under the headings  "Independent  Auditors" in the Statement of Additional  Information and "Financial  Highlights"
in the Prospectuses, which are also part of such Registration Statement.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP

Denver, Colorado
April 25, 2002